UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2017

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Lindenwood Drive, Suite 400

Malvern, PA 19355

(Address of principal executive offices, including zip code)

(484)  324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.02.	Termination of a Material Definitive Agreement.

On November 30, 2017, Aclaris Therapeutics, Inc. (the “Company”) entered into an agreement with NST Consulting, LLC (“NST”) to terminate the Amended and Restated Sublease, by and between the Company and NST, dated March 3, 2014 and as amended to date (the “Sublease”), effective as of March 31, 2018.  In consideration for the early termination of the Sublease, the Company has agreed to pay NST an aggregate of $590,000, in two installments, which amounts represent accelerated rent payments (including a negotiated discount) and certain office charges which would have been due to NST under the Sublease if the Sublease had not been terminated prematurely.

Under the Sublease, the Company has subleased 14,550 square feet of office space in Malvern, Pennsylvania for its corporate headquarters from NST. Stephen Tullman, the chairman of the Company’s board of directors, is the manager of NST, and several of the Company’s executive officers are and have been members of entities affiliated with NST, including Neal Walker, the Company’s chief executive officer; Frank Ruffo, the Company’s chief financial officer; and Kamil Ali-Jackson, the Company’s chief legal officer.  Due to the Company’s need for additional space for its headquarters, which could not be accommodated under the Sublease, the Company entered into a new sublease agreement with Auxilium Pharmaceuticals, LLC on November 2, 2017, pursuant to which the Company will lease office space for its new corporate headquarters located in Wayne, Pennsylvania beginning on December 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: December 1, 2017		Frank Ruffo Chief Financial Officer